Exhibit 10.28

Execution Version

ROYALTY INTEREST ACQUISITION AGREEMENT

Dated as of December 28, 2017

by and among

ELOBIX AB,

as Seller,

HEALTHCARE ROYALTY PARTNERS III, L.P.,

as Buyer

and

solely for the purposes of Section 5.08, Section 5.09 and Article VIII,

ALBIREO PHARMA, INC.,

as Seller Parent

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-ii-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-iii-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

Exhibit A	–	License Agreement
Exhibit B	–	Form of Assignment
Exhibit C-1	–	Licensee Consent
Exhibit C-2	–	Form of Payment Direction and Confidentiality Letter
Exhibit D	–	Protective Rights Agreement
Exhibit E-1	–	Form of Opinion of Counsel (U.S. counsel)
Exhibit E-2	–	Form of Opinion of Counsel (Sweden counsel)

SCHEDULES

Schedule 1.1	–	Knowledge of Seller
Schedule 3.03	–	Litigation
Schedule 3.13	–	Patent Rights
Schedule 3.13(m)	–	Offsetting Royalty Payments
Schedule 4.03	–	Brokers

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This ROYALTY INTEREST ACQUISITION AGREEMENT is made and entered into as of December 28, 2017 by and among Elobix AB, a limited liability company organized under the laws of Sweden, HealthCare Royalty Partners III, L.P., a limited partnership organized under the laws of the State of Delaware and, solely for the purposes of Section 5.08, Section 5.09 and Article VIII, Albireo Pharma, Inc. a Delaware corporation (the “Agreement”).

RECITALS

WHEREAS, Seller (this and other capitalized terms used in these Recitals shall have the meanings provided in Article I below), as transferee of Albireo AB, and EA Pharma Co., Ltd. (f/k/a Ajinomoto Pharmaceuticals Co., Ltd.), a company organized under the laws of Japan have entered into the License Agreement;

WHEREAS, pursuant to the License Agreement, subject to the terms and conditions set forth therein, Seller has been and remains entitled to receive, during the term of the License Agreement, the Royalty Interest;

WHEREAS, Seller wishes to sell, assign, convey and transfer to Buyer, and Buyer wishes to accept the sale, assignment, conveyance, and transfer from Seller of, the right to receive future payments in respect of the Royalty Interest with regard to Net Sales of Products in Japan occurring on or after the Approval Date, upon and subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the Parties agree as follows:

Article I.

DEFINITIONS

Section 1.01Definitions.

The following terms, as used herein, shall have the following meanings:

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person.  For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors or have the power to direct the management and policies of such corporate entities, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or have the power to direct the management and policies of such non-corporate entities; provided that, for purposes of this definition, no individual shall be a “Person.”

“Agreement” shall have the meaning given in the preamble hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Albireo Compound” or “Elobixibat” shall mean Seller’s proprietary compound designated by Seller on the Effective Date of the License Agreement as “A3309,” which has the chemical structure set forth in Schedule 1.9 of the License Agreement, including all pharmaceutically acceptable salts, hydrates, solvates, metabolites and enantiomers thereof.

“Albireo Patent Rights” shall have the meaning given to such term in the License Agreement, but shall not include any Albireo Patent Rights (as such term is defined in the License Agreement) outside of Japan.

“Applicable Deductions” shall mean any adjustments or modifications to the Royalty Interest made pursuant to Section 5.3.2 of the License Agreement.

“Applicable Percentage” shall mean (i) from the Approval Date until Buyer receives the Cap Amount, 100% and (ii) from and after receipt by Buyer of the Cap Amount, 0%.

“Approval” shall mean approval from the MHLW of a new drug application for marketing Elobixibat in Japan.

“Approval Date” shall mean the date upon which Approval is obtained.

“Approval Amount” shall mean US $45,000,000.

“Approval Payment” shall have the meaning set forth in Section 2.01(c)(i).

“Assigned Rights” shall mean: (i) the Royalty Interest; (ii) the right to enforce all rights of Seller with respect to receipt of the Royalty Interest against Licensee and any other party (A) under the License Agreement or (B) under law in respect of the License Agreement; and (iii) subject to Section 2.02, the absolute right to payments of the Royalty Interest.

“Assignment” shall mean the Assignment pursuant to which Seller shall assign, convey and transfer to Buyer Seller’s rights and interests in and to the Assigned Rights, which Assignment shall be substantially in the form of Exhibit B.

“Bankruptcy Law” shall mean Title 11 of the United States Code entitled “Bankruptcy” and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.

“BAS” shall mean any compound or compositions of matter that [***] in the [***] and prevent their absorption from the same.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York or Sweden, or any day on which banking

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

institutions located in the State of New York or Sweden are required by law or other governmental action to close.

“Buyer” shall mean HealthCare Royalty Partners III, L.P., a limited partnership organized under the laws of the State of Delaware.

“Buyer Expenses” shall mean the amount of Buyer’s actual, documented, out-of-pocket fees and expenses incurred in connection with Buyer’s confirmatory due diligence and legal documentation associated with the negotiation and execution of this Agreement and submitted to Seller prior to the Subsequent Closing Date, provided that in no event shall Buyer Expenses exceed [***].

“Buyer Patent Expenses” shall mean the amount of documented, out-of-pocket expenses actually and reasonably incurred by Buyer pursuant to Section 5.07(a)(i).

“Buyer Indemnified Party” shall mean each of Buyer and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents.

“Cap Amount” shall mean an amount equal to (a) 175% of the Investment Amount plus (b) any Buyer Patent Expenses.

“Cap Date” shall mean the date on which the sum of all Royalty Interest Payments (determined net of the excess of (a) any Subsequent Withholding Tax in respect of the applicable payments, subject to Section 5.13, over (b) the amount of any tax benefit, offset or credit to Buyer as a result of such Subsequent Withholding Tax) received by Buyer under the License Agreement or this Agreement from and after the Execution Date, subject to Section 2.02(e), meets or exceeds the Cap Amount.

“Cap Payment” shall mean the amount equal to (i) the Cap Amount less (ii) 100% of all Royalty Interest Payments received by Buyer pursuant to the License Agreement or this Agreement through the date of such payment, subject to Section 2.02(e); provided, however, that, prior to the Subsequent Closing Date, the Cap Payment shall instead be $78,750,000.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, ownership interest units, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Claim” shall mean any claim, action or proceeding (including any investigation by any Governmental Authority).

“Closing” shall mean the closing of the transactions contemplated by this Agreement in accordance with Section 2.01(b).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Closing Date” shall mean the later of (x) the Execution Date and (y) the date all of the conditions set forth in Section 6.01(a) and Section 6.02 are fulfilled or waived in writing by the applicable Party, as set forth in Section 6.01(a) and Section 6.02.

“Confidential Information” shall mean any and all information, whether communicated orally or in any physical form, including financial and all other information which Disclosing Party or its authorized Representatives provide to the Recipient, together with such portions of analyses, compilations, studies, or other documents, prepared by or for the Recipient and its Representatives, which contain or are derived from information provided by Disclosing Party.  Without limiting the foregoing, information shall be deemed to be provided by Disclosing Party to the extent it is learned or derived by Recipient or Recipient’s Representatives (a) from any inspection, examination or other review of books, records, contracts, other documentation or operations of Disclosing Party, (b) from communications with authorized Representatives of Disclosing Party or (c) created, developed, gathered, prepared or otherwise derived by Recipient while in discussions with Disclosing Party.  However, Confidential Information does not include any information which Recipient can demonstrate (in the case of clause (iii) through documentary evidence) (i) is or becomes part of the public domain through no fault of Recipient or its Representatives, (ii) was known by Recipient on a non-confidential basis prior to disclosure, or (iii) was independently developed by Persons who were not given access to the Confidential Information disclosed to Recipient by Disclosing Party.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement by and between Albireo AB and HealthCare Royalty Partners III, L.P. dated as of [***].

“Contract” shall mean any legally binding agreement.

“Deposit Account” shall have the meaning set forth in Section 2.02(a)(i).

“Deposit Account Agreement” shall have the meaning set forth in Section 2.02(a)(ii).

“Disclosing Party” shall mean, with respect to any Confidential Information disclosed by Seller or its Affiliates to Buyer or its Affiliates, Seller.

“Dispute” shall mean any opposition, interference proceeding, reexamination proceeding, cancellation proceeding, re-issue proceeding, invalidation proceeding, inter parties review proceeding, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, or mediation.

“Excess Payments” shall have the meaning set forth in Section 2.02(c).

“Execution Date” shall mean the date hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities and Obligations” shall mean each liability or obligation of Seller or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether known or unknown, and whether under the License Agreement or any Transaction Document or otherwise.

“Excluded Territories” shall mean the Kingdom of Thailand, the Republic of Korea, the Republic of Indonesia, the Socialist Republic of Vietnam, Taiwan and Myanmar.

“Exploit” shall mean, with respect to a product such as a Product, the manufacture, use, sale, offer for sale (including marketing and promotion), importation, distribution or other commercialization of such product; and “Exploitation” shall have the correlative meaning.

“Fiscal Quarter” shall mean each of the three (3) consecutive month periods ending on March 31, June 30, September 30 and December 31.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local, including any applicable Patent Office, the MHLW or any other government authority in any country.

“Included Product Payments” shall mean (i) the running royalties paid or owed by Licensee on account of Net Sales of Products in Japan pursuant to Section 5.3 of the License Agreement (including running royalties relating to any damage awards or settlements that are treated as giving rise to running royalties with respect to Net Sales of Products in Japan pursuant to clause “3)” of Section 8.7.2 of the License Agreement), (ii) any milestone payments paid by Licensee pursuant to Section 5.2.2 of the License Agreement (irrespective of whether the applicable milestone target triggering such payment [***]), (iii) In Lieu of Payments on account of Net Sales of Products in Japan, (iv) any additional payments made to Seller in connection with any modifications, amendments or waivers of the License Agreement that either (A) expressly modify the timing or amount of the Royalty Interest Payments or the Exploitation of Products in Japan or (B) have the purpose, in whole or in part, of modifying either the timing or amount of the Royalty Interest Payments or the Exploitation of Products in Japan and (v) any interest on the amounts referred to in clauses (i)–(iv) above paid or owed by Licensee pursuant to Section 5.5.7 of the License Agreement.  Included Product Payments shall be calculated after giving effect to all Applicable Deductions applicable thereto.

In addition, for purposes of calculating the running royalties in clause (i) above, the portion of running royalties paid or owed by Licensee pursuant to Section 5.3 of the License Agreement that are “on account of Net Sales of Products in Japan” for a given period shall be determined by multiplying (A) the running royalties paid or owed by Licensee on account of Net Sales of Products in the Territory pursuant to Section 5.3 of the License Agreement, times (B) [***] for such period.  As used in the preceding sentence, “Territory” has the meaning given to it in the License Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Indemnified Withholding Tax” means the excess of: (a) any Withholding Tax imposed by any Governmental Authority as a result of any (i) redomiciling of Seller to a jurisdiction outside of Sweden or (ii) failure of Seller or Seller Parent to provide any documentation, or take any other action that is merely administrative in nature and solely within its power to take, to establish a reduction or exemption of such Withholding Tax; over (b) the amount of any tax benefit, offset or credit to Buyer as a result of such Withholding Tax.

“In Lieu of Payments” shall mean, subject to Section 2.02(c), any amounts, payments, proceeds (whether cash proceeds or otherwise) received by Seller or Buyer from Licensee specifically in lieu of royalty payments otherwise payable pursuant to the License Agreement, including, if specifically in lieu of royalty payments otherwise payable pursuant to the License Agreement, amounts received by Seller or Buyer relating to damages or penalties or following any court action or out-of-court settlement between Seller and Licensee.

“Insolvency Event” shall mean the occurrence of any of the following:

(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Seller or Seller Parent, or of a substantial part of the property of Seller or Seller Parent, under any Bankruptcy Law now or hereafter in effect, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seller or Seller Parent or for a substantial part of the property of Seller or Seller Parent or (z) the winding-up or liquidation of Seller or Seller Parent, which proceeding or petition shall continue undismissed for 60 calendar days;

(ii)Seller or Seller Parent shall (A) voluntarily commence any proceeding or file any petition seeking relief under any Bankruptcy Law now or hereafter in effect, (B) apply for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seller or Seller Parent or for a substantial part of the property of Seller or Seller Parent, (C) fail to contest in a timely and appropriate manner any proceeding or the filing of any petition described in clause (i) of this definition, (D) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (i) of this definition, (E) make a general assignment for the benefit of creditors or (F) wind up or liquidate (except as permitted under this Agreement);

(iii)Seller Parent shall take any material action in furtherance of or for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) of this definition;

(iv)Seller Parent shall become unable, admit in writing its inability, or fail generally, to pay a material portion of its debts as they become due; or

(v)Seller and Seller Parent shall be in a financial condition such that the sum of their debts, as they become due and mature, is greater than the fair value of their assets

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on a going concern basis, when taken together on a consolidated basis and determined in accordance with generally accepted accounting principles.

“Investment Amount” shall mean the sum of the Approval Payment and the Sales Milestone Payment, if any, actually paid by Buyer to Seller under this Agreement.

“Joint Patent Rights” shall have the meaning given to such term in the License Agreement, but shall not include any Joint Patent Rights (as such term is defined in the License Agreement) outside of Japan.

“Knowledge of Seller” shall mean, with respect to Seller, as applicable, the actual knowledge of those individuals set forth on Schedule 1.1.

“Kreos Pledge” means the pledge by Seller of all present and future rights to fees, royalties and other payments due and payable to Seller any time under the License Agreement pursuant to the receivables pledge agreement entered into by Seller and Kreos Capital IV (UK) Ltd on February 4, 2016.

“License Agreement” shall mean that certain License Agreement, dated as of April 2, 2012, by and between Seller (as transferee of Albireo AB), as licensor, and Licensee, as licensee, as amended by the First Amendment to License Agreement, dated January 30, 2015, and by the Second Amendment to License Agreement, dated April 6, 2016, and by the Third Amendment to the License Agreement dated December 7, 2017, and as may be further amended from time to time.

“Licensee” shall mean EA Pharma Co., Ltd. (f/k/a Ajinomoto Pharmaceuticals Co., Ltd.), a company organized under the laws of Japan, together with its successors or permitted assigns.

“Licensee Consent” shall mean the Letter Agreement, dated December 7, 2017, by and between Licensee and Seller, attached hereto as Exhibit C-1.

“Licensee Patent Rights” shall have the meaning given to the term “Ajinomoto Patent Rights” in the License Agreement, but shall not include any Licensee Patent Rights (as such term is defined in the License Agreement) outside of Japan.

“License Expiration” shall mean the date of expiration of the License Agreement with respect to Japan under Section 10.1 thereof.

“Liens” shall mean any lien, hypothecation, charge, security agreement, security interest, mortgage, pledge or any other encumbrance, right or claim of any Person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, but specifically excluding the Kreos Pledge.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Losses” shall mean collectively, any and all damages, losses, judgments, liabilities and, solely in the case of (i) Third Party Claims or (ii) direct claims for breach brought by a party  pursuant to Section 8.04(d) wherein the party bringing such claim recovers any damages or losses (other than nominal damages or losses), reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any action, suit or proceeding, subject to Section 8.04(h).

“Lost Profits” shall mean the loss of Royalty Interest Payments from the Licensee.

“Material Adverse Effect” or “Material Adverse Event,” as the context may dictate, shall mean (i) an Insolvency Event, (ii) a material adverse effect on the ability of Seller to perform any of its material obligations hereunder or under the other Transaction Documents, (iii) a material adverse effect on the right or ability of Buyer to receive the Royalty Interest, or (iv) a material breach by Seller of any obligation owing by Seller to Licensee pursuant to which Licensee has the legal right to (a) materially reduce or eliminate the amount of the Royalty Interest (whether directly or indirectly, including by counterclaim or setoff), or the basis for calculation thereof, or (b) to terminate the License Agreement prior to the License Expiration.

“Material Territory Patent Rights” means any issued Territory Patent Right that claims the composition of matter of Elobixibat or a method of using Elobixibat for an indication (a) that is approved for marketing by a Regulatory Authority in Japan or (b) for which a marketing approval application for Elobixibat has been filed by Licensee in Japan as of the Execution Date.

“Material ROW Patent Rights” shall mean the Albireo Patent Rights and Joint Patent Rights in the United States, [***].

“MHLW” shall mean the Ministry of Health, Labour and Welfare of Japan or any successor thereto.

“Net Sales” shall have the meaning given to such term in the License Agreement.

“Outside Date” shall have the meaning set forth in Section 7.01(a)(ii).

“Party” shall mean Seller or Seller Parent or Buyer as the context indicates and “Parties” shall mean Seller, Buyer and Seller Parent.

“Patent Office” shall mean, with respect to any Patent Rights, the applicable patent office, including the United States Patent and Trademark Office, the European Patent Organisation or any comparable foreign patent office, for such Patent Rights.

“Patent Rights” shall mean, collectively, the Albireo Patent Rights, the Joint Patent Rights and the Licensee Patent Rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Payment Direction and Confidentiality Letter” shall mean the letter to be provided to Licensee with respect to the Assignment and this Agreement, substantially in the form set forth in Exhibit C-2.

“Person” shall mean an individual, corporation, partnership, limited liability company, limited partnership, association, trust or other entity or organization, but not including any Governmental Authority.

“Product” shall mean any pharmaceutical product in finished form that contains the Albireo Compound, either as the sole active ingredient [***], and all present and future formulations, dosages and dosage forms thereof.

“Protective Rights Agreement” shall mean the Protective Rights Agreement by and between Seller, Albireo AB and Buyer of even date herewith, which Protective Rights Agreement shall be substantially in the form of Exhibit D.  For the avoidance of doubt, the Protective Rights Agreement is not intended to derogate from the validity of the absolute assignment of the Assigned Rights, as contemplated by this Agreement and as evidenced by the Assignment, but is being executed and delivered solely to protect Buyer’s interests to the extent such assignment becomes subject to a Recharacterization despite the Parties’ intentions.

“Recharacterization” shall mean a judgment or order by a court of competent jurisdiction that Seller’s right, title and interest in, to and under the License Agreement and the Assigned Rights were not fully assigned and transferred to Buyer pursuant to, as contemplated by, and subject to the provisions of this Agreement and the Assignment, but instead that such transaction(s) constituted a loan and security device.

“Recipient” shall mean, with respect to any Confidential Information disclosed by Seller or its Affiliates to Buyer or its Affiliates, Buyer.

“Representative” shall mean, with respect to any Person, directors, officers, employees, agents, co-investors, advisors, potential investors, underwriters, rating agencies, permitted assignees, sources of financing and trustees of such Person (other than, with respect to a Party, competitors of such Party or its Affiliates).

“Restricted Person” shall mean any pharmaceutical or biotechnology company engaged in [***] or [***].

“Restricted Product” shall have the meaning given to such term in the License Agreement, except that no product that is either (a) listed on Exhibit 6.3.1 to the License Agreement or (b) sold, licensed or authorized for distribution for sale solely outside of Japan shall be a Restricted Product.

“Reversion Assignment” shall have the meaning set forth in Section 7.01(b).

“Reversion Instructions” shall have the meaning set forth in Section 7.01(b).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Royalty Interest” shall mean an undivided interest in respect of all present and future rights of Seller to receive the Applicable Percentage of the Included Product Payments; provided that in no event shall the Royalty Interest exceed, in the aggregate, the Cap Amount.

“Royalty Interest Payment” shall mean the payment of the Royalty Interest.

“Royalty Reports” shall mean the royalty reports to be provided to Seller by Licensee pursuant to Section 5.5.1 of the License Agreement.

“ROW Patent Rights” shall mean the “Albireo Patent Rights” and “Joint Patent Rights,” in each case as defined in the License Agreement, but not including Albireo Patent Rights or Joint Patent Rights as defined in this Agreement.

“Sales Milestone Event” shall mean that Net Sales of Products in Japan for [***] shall have exceeded [***], provided that if Net Sales of Products in Japan for [***] do not exceed [***], the achievement of Net Sales of Products in Japan for [***] in excess of [***] shall constitute the “Sales Milestone Event.”

“Sales Milestone” shall mean US $15,000,000.

“Sales Milestone Payment” shall have the meaning set forth in Section 2.01(c)(ii).

“Seller” shall mean Elobix AB, a limited liability company organized under the laws of Sweden.

“Seller Disclosure Schedule” shall mean the disclosure schedule containing exceptions to and applicable disclosures associated with each representation and warranty of Seller set forth in Article III and each representation and warranty of Seller Parent set forth in Section 8.15, prepared and delivered by Seller and Seller Parent concurrently with the execution of this Agreement, as the same may be amended from time to time, as permitted pursuant to Section 5.11.

“Seller Parent” shall mean Albireo Pharma, Inc., a corporation organized under the laws of the State of Delaware.

“Seller Indemnified Party” shall mean each of Seller, Seller Parent, their respective Affiliates and any of their respective partners, directors, managers, officers, employees and agents.

“Subsequent Closing Representations” shall mean the representations of Seller contained in Sections 3.01, 3.02(a), 3.03, 3.04, 3.08, 3.12 and 3.14(a)(i) and the representations of Seller Parent contained in Section 8.15.

“Subsidiary” shall mean, with respect to any Person, at any time, any entity of which more than fifty percent (50%) of the outstanding Voting Stock or other equity interest entitled

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ordinarily to vote in the election of the directors or other governing body (however designated) is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities.

“Subsequent Withholding Tax” means any Withholding Tax imposed by any Governmental Authority in any jurisdiction solely as a result of any change in applicable tax law after the Execution Date and, for clarity but without limitation, not as a result in any respect of any change in, or addition to, or change in the legal status, residence or domicile of, the constituent partners or owners of Buyer.

“Term” shall mean the period beginning on the Execution Date and ending on the date of termination of this Agreement pursuant to Section 7.01(c).

“Territory Patent Rights” shall mean the Albireo Patent Rights and the Joint Patent Rights.

“Third Party” shall mean any Person other than Seller, Seller Parent, Buyer or their respective Affiliates.

“Third Party Claim” shall have the meaning set forth in Section 8.04(c).

“Third Party Patent Rights” shall mean, with respect to any Third Party, any and all issued patents and pending patent applications as of the date of this Agreement, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere in the world, of such Third Party.

“Transaction Documents” shall mean, collectively, this Agreement, the Assignment, the Protective Rights Agreement, the Licensee Consent and, except with respect to Article III, the Payment Direction and Confidentiality Letter.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Use” shall mean the use, manufacture, marketing, sale, offer for sale, importation, distribution or commercialization.

“Voting Stock” shall mean Capital Stock issued by a company, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.

“Withholding Tax” shall have the meaning set forth in Section 8.05(d).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article II.

ASSIGNMENT; PAYMENTS

Section 2.01Assignment; Payments to Seller.

(a)

Remote Closings.  Subject to the conditions set forth in Article VI, the Closing, Subsequent Closing and Milestone Closing shall each take place remotely via electronic delivery of the executed Transaction Documents and other deliverables, if any, on the Closing Date, Subsequent Closing Date, and Milestone Closing Date, respectively, or on such other date and time as the Parties shall mutually agree.

(b)

Initial Closing; Assignment.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, free and clear of all Liens, the Assigned Rights, and Buyer shall accept such sale, assignment, transfer and conveyance from Seller.  The Closing shall be evidenced by the execution and delivery of the Assignment by Seller in accordance with Section 6.01(a).

(c)

Payments to Seller.  In consideration for the sale, transfer, assignment and conveyance of the Assigned Rights at Closing, subject to the terms and conditions set forth herein, Buyer shall pay to Seller the Investment Amount as follows:

(i)

Subsequent Closing.  Within [***] of Buyer’s receipt from Seller of confirmation of the Approval, subject to the conditions set forth in Section 6.01(b), Buyer shall pay to Seller an amount equal to (x) the Approval Amount minus (y) Buyer Expenses (the “Approval Payment”) by wire transfer of immediately available funds as directed by Seller (the “Subsequent Closing,” and the date thereof, the “Subsequent Closing Date”).

(ii)

Milestone Closing.  Within [***] of Buyer’s receipt from Seller of confirmation of the Sales Milestone Event, subject to the conditions set forth in Section 6.01(c), Buyer shall pay to Seller the Sales Milestone (the “Sales Milestone Payment”) by wire transfer of immediately available funds as directed by Seller (the “Milestone Closing,” and the date thereof, the “Milestone Closing Date”).

Section 2.02Royalty Interest Payments.

(a)

Effective as of the Closing, and subject to the execution and delivery of the Assignment at the Closing and the terms of Section 2.03, Seller and Buyer agree that Buyer shall have all of Seller’s right, title, interest in and to the Assigned Rights, and is entitled to receive the Royalty Interest otherwise payable to Seller under the License Agreement. In furtherance of the foregoing:

(i)

Seller and Buyer shall direct Licensee to make payments in accordance with the Payment Direction and Confidentiality Letter to a deposit account (the “Deposit Account”) of Seller in the United States with a depository bank reasonably acceptable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Buyer.  The Deposit Account will be established solely for the purpose of depositing all payments to be made by Licensee pursuant to the License Agreement, which payments shall include all Royalty Interest Payments payable to Buyer pursuant to this Agreement, but which payments may also include amounts that do not constitute Royalty Interest Payments.  The Deposit Account shall be opened and maintained in the name of Seller for the benefit of Buyer to the extent that deposits are made therein of Royalty Interest Payments.  Seller agrees that all Royalty Interest Payments deposited into the Deposit Account are to be held in an express trust for the benefit of Buyer, and that Seller disclaims and waives any claim or interest in such Royalty Interest Payments, so that Buyer may be assured of receiving the Royalty Interest owned by Buyer; and

(ii)

without limitation on the foregoing clause (i), Seller and Buyer will enter into an agreement with the depository bank for the Deposit Account (the “Deposit Account Agreement”), pursuant to which the depository bank will agree to sweep the funds in the Deposit Account on a daily basis to an account designated by Buyer without further consent, notification or direction of Seller. Seller shall not instruct or permit the depository bank to terminate or delay such sweep unless and until Buyer provides written notice of termination to Seller; provided that Buyer hereby agrees that it shall promptly notify Seller that such sweep and the Deposit Account Agreement may be terminated by Seller upon a termination of this Agreement pursuant to Section 7.01, whereupon (x) Buyer shall have no further rights to any amounts in the Deposit Account, and (y) Seller shall have the exclusive right to terminate the Deposit Account Agreement, direct the depository bank with respect to all amounts in the Deposit Account, or close, modify or otherwise deal with the Deposit Account in its sole discretion.  To the extent that the Deposit Account Agreement requires that either or both of Buyer and Seller notify, consent or join in any instructions or directions to the depository bank with respect to the Deposit Account, Buyer and Seller shall promptly cooperate and provide such notification, consent or joinder in order to effectuate the provisions of this Section 2.02.

(b)

In the event Seller receives any portion of the Royalty Interest payments due to Buyer hereunder, Seller shall hold such amounts in trust for the benefit of Buyer and, within [***] after receipt thereof deliver such amounts (net of any applicable Withholding Tax) to Buyer by wire transfer of immediately available funds to the Deposit Account or as otherwise directed by Buyer.

(c)

In the event that Buyer (directly, via sweep of funds from the Deposit Account or otherwise) or Seller receives either or both of (i) In Lieu of Payments or (ii) notice of any pending In Lieu of Payments, Buyer and Seller shall work in good faith to determine whether all or any portion of such In Lieu of Payments are on account of Net Sales of Products in Japan (and therefore an Included Product Payment). If Buyer and Seller are unable to agree within [***] of receipt by Buyer of such In Lieu of Payment or such notice of a pending In Lieu of Payment, (a) either Party may bring a claim in a court of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

competent jurisdiction for a judicial determination as to whether all or a portion of such payment is an Included Product Payment and the appropriate amounts payable to Buyer and Seller in respect thereof pursuant to the terms of this Agreement, in each case if any, and (b) whether or not a Party brings such a claim, Buyer or Seller shall, or shall upon receipt, deposit such In Lieu of Payment in escrow with an escrow agent to be agreed between the Parties to be held upon customary terms acceptable to Buyer and Seller acting reasonably, until such time as the Parties (jointly) or a court determine(s) whether all or a portion of such payment is an Included Product Payment and the appropriate amounts payable to Buyer and Seller in respect thereof pursuant to the terms of this Agreement, in each case if any.

(d)

In the event Buyer receives any payment pursuant to the License Agreement or this Agreement (directly, via sweep of funds from the Deposit Account or otherwise) that is (i) not part of the Royalty Interest, or (ii) cumulatively (when considered with all other payments received by Buyer pursuant to the License Agreement or this Agreement, subject to Section 2.02(e)) in excess of the Cap Amount, or (iii) received after the Cap Date (collectively, “Excess Payments”), Buyer shall remit to Seller each such Excess Payment within [***] after receipt thereof by wire transfer of immediately available funds as directed by Seller.   Promptly upon the occurrence of the Cap Date, the Payment Direction and Confidentiality Letter shall be automatically terminated, without any further action of either Party, and Buyer shall cooperate with Seller to immediately instruct the Licensee to cease making payments under the License Agreement in accordance with the Payment Direction and Confidentiality Letter and instead to make all payments under the License Agreement as Seller shall direct.

(e)

For clarity, any Withholding Tax (excluding the excess of (a) any Subsequent Withholding Tax in respect of the applicable payments, subject to Section 5.13, over (b) the amount of any tax benefit, offset or credit to Buyer as a result of such Subsequent Withholding Tax) deducted or withheld from any payment due to Buyer pursuant to the License Agreement or this Agreement shall, for purposes of this Agreement, be considered a Royalty Interest Payment received by Buyer.  For clarity and with the intent of avoiding “double counting,” any payments made by Seller or any of its Affiliates to Buyer in respect of any Indemnified Withholding Tax pursuant to Section 8.05(d) shall, for purposes of this Agreement, not be considered “Royalty Interest Payments,” including for the purposes of determining the Cap Date and Cap Payment. As an illustration of the foregoing, if a Royalty Interest Payment equal to $100 is payable to Buyer and there is an Indemnified Withholding Tax in an amount equal to $20, Buyer shall be deemed to have received a Royalty Interest Payment in an amount equal to $100, and the $20 payment by Seller or any of its Affiliates to Buyer in respect of such Indemnified Withholding Tax shall not be deemed a Royalty Interest Payment, including for the purposes of determining the Cap Date and Cap Payment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2.03No Assumption.

Notwithstanding any provision in this Agreement or any other Transaction Document or writing to the contrary, Buyer is accepting the purchase and assignment of only the Assigned Rights and is not assuming any Excluded Liabilities and Obligations.  As between Buyer and Seller, all Excluded Liabilities and Obligations shall be retained by and remain obligations and liabilities solely of Seller or its Affiliates.

Section 2.04Currency Exchange.

For the purpose of determining:

(a)whether the Sales Milestone Event has occurred, Net Sales calculated by Licensee in Japanese Yen for each Fiscal Quarter shall be converted into U.S. dollars at an exchange rate equal to [***] in the online U.S. edition of the Wall Street Journal as of the last Business Day of such Fiscal Quarter; or

(b)the Cap Amount, Included Product Payments made in Euros in respect of each Fiscal Quarter shall be converted into U.S. dollars at an exchange rate equal to [***] in the online U.S. edition of the Wall Street Journal as of the last Business Day of such Fiscal Quarter.

Section 2.05Seller Pre-Payment.

Seller shall have the right, but not the obligation, at any time prior to the Cap Date to pay the Cap Payment to Buyer, and the date of the Cap Payment, if any, shall be deemed the “Cap Date” (including for the purpose of determining the termination date of this Agreement pursuant to Section 7.01(c)).

Article III.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the following representations are true and correct as of the Execution Date, except as otherwise indicated:

Section 3.01Organization.

Seller is a limited liability company formed and validly existing under the laws of Sweden, and has all legal powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents and the License Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.02Authorizations; Enforceability.

(a)

Seller has all necessary legal power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  None of the execution and delivery by Seller of the Transaction Documents, the performance by Seller of any of the obligations to be performed by it hereunder or thereunder, or the consummation by Seller of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person, except (i) the Licensee Consent and (ii) any filings necessary to perfect Liens created by the Transaction Documents.

(b)

Once signed by Seller, the Transaction Documents will have been duly authorized, executed and delivered by Seller and, assuming duly executed by all other Parties, each Transaction Document will then constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 3.03Litigation.

Schedule 3.03 sets forth each (i) Dispute pending or threatened against Seller or any of its Affiliates or, to the Knowledge of Seller, pending or threatened against Licensee, or (ii), inquiry of any Governmental Authority pending or threatened against Seller or any of its Affiliates or, to the Knowledge of Seller, pending or threatened against Licensee, which, in each instance of clauses (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

Section 3.04Compliance with Laws.

Neither Seller nor any Affiliate (i) is in violation of, has violated, or, to the Knowledge of Seller, is under investigation with respect to, or (ii) has been threatened in writing to be, charged with or been given written notice of any violation of any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by, any Governmental Authority which, in the case of either clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

Section 3.05Conflicts.

(a)

Neither the execution and delivery by Seller of any of the Transaction Documents nor the performance or consummation of the transactions contemplated thereby (including, the assignment to Buyer of the Royalty Interest) to be performed or consummated by Seller will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of: (A) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

decree, permit or license of any Governmental Authority, in any case, applicable to the Royalty Interest; or (B) any contract, agreement, commitment or instrument to which Seller is a party or by which the Royalty Interest is bound or committed; (ii) except for (A) the Licensee Consent, and (B) the filing of any  UCC-1 financing statements, require any notification to, filing with, or consent of, any Person or Governmental Authority; where either of the foregoing (clause (i) or (ii)) would reasonably be expected to have a Material Adverse Effect; (iii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or any other Person as such right or obligation relates to the Royalty Interest or the Royalty Interest Payments or to a loss of any benefit relating to the Royalty Interest or the Royalty Interest Payments; or (iv) result in the creation or imposition of any Lien on any the Royalty Interest or the Royalty Interest Payments, other than in favor of Buyer pursuant to the Protective Rights Agreement.

(b)

Seller has not granted, nor agreed to grant to any Person other than Buyer, nor does there exist, any Lien granted by Seller on the Royalty Interest other than pursuant to the Protective Rights Agreement.  No Affiliate of Seller has granted, nor agreed to grant to any Person other than Buyer, nor does there exist, any Lien on such Affiliate’s rights to receive Royalty Interest Payments.

(c)

None of Seller, any Affiliate of Seller nor any of their respective property is subject (i) to any judgment, order, writ or decree of any Governmental Authority or (ii) to any contract, agreement, commitment or instrument, which, in either case of clause (i) or clause (ii), the violation or breach of which by Seller would reasonably be expected to result in a Material Adverse Effect.

Section 3.06Ownership.

Seller has good and valid title to the Assigned Rights, free and clear of any and all Liens.  Except as contemplated by this Agreement, Seller is the sole person with rights to receive Royalty Interest Payments.  Seller has not transferred, sold, conveyed, assigned, or otherwise disposed of, or agreed to transfer, sell, convey, assign, or otherwise dispose of any portion of the License Agreement or the Assigned Rights other than as contemplated by this Agreement.  Upon delivery to Buyer of the executed Assignment, no Person other than Buyer (and Seller, to the extent provided herein) shall have any right to receive the Royalty Interest.  Upon delivery to Buyer of the executed Assignment, Seller shall have sold, transferred, conveyed and assigned to Buyer the Assigned Rights, free and clear of any Liens, but subject to the further provisions of this Agreement. Seller is legally competent to execute this Agreement and the other Transaction Documents and upon such execution by Seller, the obligations of Seller hereunder and thereunder shall constitute the legally binding and enforceable obligations of Seller, subject to bankruptcy, insolvency, reorganization, moratorium, ad hoc representative appointment, conciliation, safeguard proceedings, judicial receivership, or other laws affecting creditors’ rights generally or general equitable principles.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.07Subordination.

Seller has not caused, by any means, the Royalty Interest to be subordinated to the rights of any creditor of Licensee or any other Person.  In addition, Seller has not caused, and to the Knowledge of Seller no other Person has caused, the claims and rights of Buyer created by any Transaction Document in and to the Assigned Rights to be subordinated to any creditor of Licensee or any other Person; provided, however, that Seller makes no representation as to whether Buyer (or any Person acting on behalf of Buyer) has caused any such subordination.

Section 3.08License Agreement.

(a)

Exhibit A hereto contains a true and complete copy of the License Agreement (including all amendments, supplements and other modifications thereto), and, together with the agreements described in the License Agreement, constitutes the only applicable agreement (other than this Agreement and the Transaction Documents) (i) to which Seller is a party regarding the Royalty Interest, (ii) which relates to Seller’s entitlement to the Assigned Rights and (iii) which relates to Products in Japan.  To the Knowledge of Seller, there is no unpaid Royalty Interest (including, for the avoidance of doubt, any sales milestone payments) that have become due as of the Closing Date.

(b)

Seller is not in breach of or in default under the License Agreement. To the Knowledge of Seller, no circumstances or grounds exist that would give rise to a claim by Licensee of a breach of the License Agreement, where such breach, default, circumstances or grounds would result in a right of rescission, termination for breach, revision, setoff, or any other rights, in, to or under the Assigned Rights.  Seller has no unfulfilled material obligations in respect of the License Agreement or the Assigned Rights that were required to be fulfilled (and were not fulfilled) on or prior to the Execution Date.

(c)	To the Knowledge of Seller, Licensee is not in breach of or in default under the License Agreement in any material respect.
(d)	Seller has the full right, power and authority to grant all rights and interests granted to Buyer in this Agreement.
(e)

To the Knowledge of Seller, no circumstance or grounds exist that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope the Assigned Rights, including Seller’s right to receive Royalty Interest Payments.

(f)

To the Knowledge of Seller, the License Agreement is valid and binding on Licensee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, ad hoc representative appointment, conciliation, safeguard proceedings, judicial receivership, or other laws affecting creditors’ rights generally or general equitable principles, and is in full force and effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)	Seller has not been notified of any Applicable Deductions pursuant to Section 5.3.2(c) or Section 5.3.2(d) of the License Agreement.
(h)	Neither Seller nor any Affiliate of Seller has:
(i)	forgiven, released, delayed, postponed or compromised any payment in respect the Royalty Interest;
(ii)	waived, amended, cancelled or terminated, exercised or, to the Knowledge of Seller, failed to exercise, any material rights constituting the Assigned Rights;
(iii)

amended, modified, restated, cancelled, supplemented, terminated or expressly waived any provision of the License Agreement, or granted any consent thereunder material to the timing or amount of the Royalty Interest Payments or to the Exploitation of Products in Japan, or agreed to do any of the foregoing as of the Execution Date;

(iv)	exercised any right of rescission, offset, counterclaim or defense, upon or with respect to the Assigned Rights, or agreed to do or suffer to exist any of the foregoing;
(v)

sold, leased, pledged, exclusively licensed, transferred or assigned (or attempted to do any of the foregoing) all or any portion of the Assigned Rights or the License Agreement, except (A) in favor of Buyer pursuant to the Transaction Documents or (B) for the Kreos Pledge; or

(vi)	received any advance payments on the Royalty Interest.

Section 3.09Included Product Payments.

There have been no Included Product Payments paid by Licensee to Seller as of the Execution Date.

Section 3.10Broker’s Fees.

Seller has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 3.11Material Adverse Effect.

To the Knowledge of Seller, no event has occurred and is continuing that has a material adverse effect on the ability of Seller to perform any of its material obligations hereunder or under the other Transaction Documents.

Section 3.12Insolvency Event.

No Insolvency Event exists regarding Seller or Seller Parent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.13Patent Rights.

(a)

Schedule 3.13 sets forth a list of the Patent Rights and ROW Patent Rights including the following for each: (i) the application number; (ii) the patent or registration number, if any; (iii) the country or other jurisdiction where the patent right was issued, registered, or filed; and (iii) the registered owner thereof.

(b)

All material Contracts relating to Seller’s rights in the Territory Patent Rights have been provided to Buyer prior to the Closing Date.  There have not been, nor are there, any Disputes relating to Seller’s rights in the Territory Patent Rights and the Material ROW Patent Rights.  To the Knowledge of Seller, there have not been, nor are there, any Disputes relating to Licensee’s rights in the Territory Patent Rights.

(c)

Seller has not received, and to the Knowledge of Seller, Licensee has not received, any opinion of counsel that any of the Territory Patent Rights or the Material ROW Patent Rights is invalid or unenforceable. Seller has not received, and to the Knowledge of Seller, Licensee has not received, any notice of any claim by any Third Party challenging the validity or enforceability of any of the Territory Patent Rights or the Material ROW Patent Rights.

(d)

Seller does not have Knowledge that all of the claims in each of the Material Territory Patent Rights that would be infringed on the Execution Date by Licensee’s Exploitation of the Product (assuming Licensee was currently making, using and selling the Product in Japan as of the Execution Date) but for Licensee’s rights to such Material Territory Patent Rights are invalid.

(e)

There are no current proceedings, and to the Knowledge of Seller there are no threatened proceedings, before a Governmental Authority that would reasonably be expected to impact the validity or enforceability of any of the Material Territory Patent Rights or the Material ROW Patent Rights.

(f)

To the Knowledge of Seller, each of the Material Territory Patent Rights correctly identifies each and every inventor of the claims thereof. To the Knowledge of Seller, there is not any Person who claims to be an inventor of any of the Material Territory Patent Rights who is not a named inventor thereof. Seller has not, and to the Knowledge of Seller, Licensee has not, received any notice from any Person who claims to be an inventor of any of the Material Territory Patent Rights or who is not a named inventor thereof.

(g)

There are no unpaid and overdue maintenance fees, annuities or other like payments with respect to the Material Territory Patent Rights that are required to have been paid but that were not paid during the relevant timeframes permitted for payment thereof (after giving effect to any available extensions).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)	To the Knowledge of Seller, no Material Territory Patent Right has lapsed, expired or otherwise been terminated.
(i)

To the Knowledge of Seller, none of the conception, development and reduction to practice of the inventions covering Products claimed in the Material Territory Patent Rights has constituted or involved the misappropriation of trade secrets or other intellectual property rights of any Third Party.

(j)

Seller has not, and to the Knowledge of Seller, Licensee has not, filed any disclaimer, other than a terminal disclaimer, or made or permitted any other voluntary reduction in the scope of any Material Territory Patent Rights, other than in the ordinary course of prosecution thereof.

(k)

Seller has not, and to the Knowledge of Seller, no other Person has, undertaken or omitted to undertake any acts, that would void, invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of any of the Material Territory Patent Rights.

(l)

There have not been nor are there any pending Disputes involving any of the Material Territory Patent Rights or the Material ROW Patent Rights. To the Knowledge of Seller, there are not any threatened Disputes involving any of the Material Territory Patent Rights or the Material ROW Patent Rights.

(m)

To the Knowledge of Seller, no Third Party Patent Right that Licensee does not have the right to use, has been, or is, or will be, infringed by Licensee’s Exploitation of a Product in Japan.  Except as set forth on Schedule 3.13(m), to the Knowledge of Seller, no offsetting royalty payments are due by Licensee to a Third Party in connection with any in-license by Licensee of any Third Party patent rights or Third Party intellectual property used in connection with Licensee’s Exploitation of a Product in Japan. To the Knowledge of Seller, Licensee has not received any notice of any claim by any Third Party asserting that Licensee’s Exploitation of a Product in Japan infringes such Third Party’s patent rights.  Seller has not received any opinion of counsel regarding infringement or non-infringement of any Third Party patent rights by Licensee’s Exploitation of a Product in Japan.

(n)

To the Knowledge of Seller, no Third Party is infringing any of the issued Territory Patent Rights.  Seller has not, and to the Knowledge of Seller, Licensee has not, put any Third Party on notice of any of the issued Territory Patent Rights.

(o)

There is no pending, decided or settled Dispute, including any International Trade Commission investigation, and, to the Knowledge of Seller, no such Dispute has been threatened in writing, in each case where such Dispute is challenging the legality, validity, enforceability, scope or ownership of any Material Territory Patent Right or any Material ROW Patent Right, or adjudicating whether any Material Territory Patent Right or Material ROW Patent Right is or would be infringed by the Exploitation of a product by a Third Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(p)

To the Knowledge of Seller, there are no Disputes between Licensee and a Third Party relating to Licensee’s Exploitation of a Product in Japan.  Seller has not received notice of any such Dispute.  To the Knowledge of Seller, the Material Territory Patent Rights are not subject to any outstanding injunction, judgment or other decree, ruling, charge settlement or other disposition of any Dispute.

Section 3.14Exploitation; Material Information.

(a)

Licensee has not notified Seller that Licensee is (i) terminating the Exploitation of Elobixibat in Japan, or (ii) planning to manufacture, sell, offer for sale (including market and promote), import, distribute or otherwise commercialize a Restricted Product in Japan.

(b)	To the Knowledge of Seller, Licensee intends to use bona fide efforts to Exploit Elobixibat in Japan.
(c)

To the Knowledge of Seller, neither Licensee nor any Third Party is either contemplating or planning to commence any case, proceeding or other action relating to Licensee’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.

Section 3.15Tax Status.

Seller is a "qualified person" (as described in Article 21A of the Convention Between Japan and Sweden For the Avoidance of Double Taxation of the Prevention of Fiscal Evasion with Respect to Taxes on Income, including any Amending Protocol.

Article IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following representations are true and complete as of the Execution Date, except as otherwise indicated:

Section 4.01Organization.

Buyer is a limited partnership formed and validly existing under the laws of the State of Delaware, and has all limited partnership powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents.

Section 4.02Authorization.

Buyer has all necessary limited partnership power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  Once signed by Buyer, the Transaction Documents will have been duly authorized, executed and delivered by Buyer and, assuming duly executed  by all other Parties, each Transaction Document will then constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 4.03Broker’s Fees.

Except as set forth on Schedule 4.03, none of Buyer or its Affiliates has taken any action that would entitle any Person to any commission, success or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 4.04Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respect, any provision of: (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Buyer or any of its assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which Buyer is a party or by which Buyer or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of Buyer; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.

Article V.

COVENANTS

From and after the Closing Date, during the Term, the following covenants shall apply:

Section 5.01Reserved.

Section 5.02Compliance; Enforcement of License Agreement; Audits

(a)	Seller shall comply with and fulfill, in all material respects, all of Seller’s material obligations under the License Agreement.
(b)

In the event the License Agreement is terminated for any reason whatsoever, each of Buyer and Seller shall use commercially reasonable efforts, at its own cost and expense, to locate and secure a Third Party replacement to develop, make, have made, use, and sell

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a Product in Japan; provided that Buyer shall have the right to approve in writing such replacement transaction and Seller agrees to undertake in connection with such additional license or other agreement obligations and liabilities no greater or more burdensome than it currently has under the License Agreement (such replacement arrangement shall, for purposes of the assignment of the Assigned Rights hereunder, be deemed to constitute the “License Agreement” hereunder and shall be subject to the terms and conditions hereof and of the other Transaction Documents).

(c)

Seller and Buyer shall consult with each other regarding any material breach by Licensee of the License Agreement referred to in Section 5.06(d).  If requested by Buyer, Seller shall proceed to use commercially reasonable efforts to enforce compliance by Licensee with the relevant provisions of the License Agreement and to use commercially reasonable efforts to exercise such rights and remedies relating to such breach as shall be available to Seller, whether under the License Agreement or by operation of applicable law, using counsel of Seller’s choosing (subject to the consent of Buyer, not to be unreasonably withheld, conditioned or delayed) or, if such breach relates to Royalty Interest Payments or the amount thereof, Buyer’s choosing (as long as such counsel is reasonably acceptable to Seller).

(d)

Seller and Buyer shall cooperate with each other regarding the timing, manner and conduct of any audit of Licensee’s books of accounts and records and other records with respect to Net Sales of Products in Japan pursuant to Section 5.5.6 of the License Agreement.  Seller may, and if reasonably requested in writing by Buyer, shall, cause an independent, certified public accountant reasonably acceptable to Licensee to audit Licensee’s books of accounts and other records with respect to Net Sales of Products in Japan pursuant to Section 5.5.6 of the License Agreement.  With respect to any such audit, Seller shall select such independent, certified public accountant as Buyer shall recommend for such purpose (as long as such independent, certified public accountant is reasonably acceptable to Seller and Licensee).  If such audit demonstrates that Royalty Interest Payments have been understated by Licensee, Seller shall (i) cooperate with Buyer to enforce all rights under the License Agreement against Licensee for payment of the amount of such understatement and (ii) if reimbursement for such underpayment is received by Seller, promptly (and in any event within five Business Days) following receipt by Seller of such reimbursement, remit the amount of such reimbursement to Buyer.

Section 5.03Confidentiality; Public Announcement.

(a)

Except as expressly authorized in this Agreement or the other Transaction Documents or except with the prior written consent of the Disclosing Party, the Receiving Party hereby agrees that it will, and will cause its Affiliates and its and their respective Representatives to: (i) use the Confidential Information of the Disclosing Party solely for the purpose of the transactions contemplated by this Agreement and the other Transaction Documents and exercising its rights and remedies and performing its obligations hereunder and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereunder; (ii) keep confidential the Confidential Information of the Disclosing Party; and (iii) not furnish or disclose to any Person any Confidential Information of the Disclosing Party.
(b)

Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the Receiving Party may, without the consent of the Disclosing Party, furnish or disclose Confidential Information of the Disclosing Party to (i) the Receiving Party’s Affiliates and their respective Representatives, actual or potential financing sources, investors or co-investors and permitted assignees, buyers, actual or potential transferees or successors-in-interest under Section 8.03, in each such case, who need to know such information in order to provide or evaluate the provision of financing to the Receiving Party or any of its Affiliates or to assist the Receiving Party in evaluating the transactions contemplated by this Agreement and the other Transaction Documents or in exercising its rights and remedies and performing its obligations hereunder and thereunder and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 5.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 5.03; and (ii) permitted assignees, buyers, actual  or potential transferees or successors-in-interest under Section 8.03, in each such case, who need to know such information in connection with such actual or potential assignment, sale or transfer, including, following any such assignment, sale or transfer, in order to exercise their rights and remedies and perform their obligations under this Agreement and the other Transaction Documents and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 5.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 5.03.

(c)

In the event that the Receiving Party, its Affiliates or any of their respective Representatives is required by applicable law, applicable stock exchange requirements or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent legally permitted, provide the Disclosing Party, as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Disclosing Party may seek, at its expense, a protective order or other appropriate remedy (and, if the Disclosing Party seeks such an order, the Receiving Party, such Affiliates or such Representatives, as the case may be, shall provide, at their expense, such cooperation as such Disclosing Party shall reasonably require).  Subject to the foregoing, the Receiving Party, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that is legally required to be disclosed; provided, however, that the Receiving Party, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at their expense) to preserve the confidentiality of the Confidential Information of the Disclosing Party, including by obtaining reliable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assurance that confidential treatment will be accorded any such Confidential Information disclosed.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, in the event that the Receiving Party or any of its Affiliates receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of this Agreement or any of the other Transaction Documents, the Receiving Party or such Affiliate, as the case may be, may provide a copy hereof or thereof to such tax authority representative without advance notice to, or the consent of, the Disclosing Party; provided, however, that the Receiving Party shall, to the extent legally permitted, provide the Disclosing Party with notice of such disclosure as soon as practicable.

(d)

Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the Receiving Party may disclose the Confidential Information of the Disclosing Party, including this Agreement, the other Transaction Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Receiving Party’s rights hereunder or thereunder.

(e)

Neither Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document, except if and to the extent that any such release or disclosure is required by applicable law, by the rules and regulations of any applicable stock exchange or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing (or whose Affiliate proposes) to issue such press release or make such public disclosure shall use commercially reasonable efforts to consult in good faith with the other Party regarding the form and content thereof before issuing such press release or making such public announcement.

(f)

Each of Seller and Buyer hereby (i) agree that, notwithstanding the terms thereof, the Confidentiality Agreement is hereby terminated and (ii) acknowledge that this Agreement shall supersede such Confidentiality Agreement with respect to the treatment of Confidential Information by the Parties (including with regard to Confidential Information previously provided pursuant to such Confidentiality Agreement).

(g)

Buyer hereby agrees that: (a) with respect to all Royalty Reports and, if any, all such other information and data relating or pertaining to the Royalty Interest Payments, the Royalty Interest, the Assigned Rights or the other Collateral that Buyer may receive from Seller or Licensee, Buyer shall be subject to the obligations of Seller under Section 6.1 of the License Agreement (including as to the duration of such obligations) to the same extent as if Buyer were Seller, and Buyer shall comply with such obligations; (b) each reference to “Notwithstanding anything to the contrary contained in this Agreement” in this Section 5.03 shall be construed to include “except for Section 5.03(g)”; and (c) to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the extent of any inconsistency between this Section 5.03(g) and any other term of Section 5.03, this Section 5.03(g) shall control; in each case except to the extent Buyer is permitted by Licensee to share any of the foregoing information with potential assignees pursuant to the Licensee Consent, the Payment Direction and Confidentiality Letter or as hereafter agreed by Licensee.

Section 5.04Protective Rights Agreement.

For protective purposes only and to secure Seller’s performance of its obligations hereunder to the extent the assignment hereunder, as evidenced by the Assignment, becomes subject to a Recharacterization despite the Parties’ intentions, Seller shall execute and deliver the Protective Rights Agreement at the Closing as contemplated by Section 6.01(a).

Section 5.05Further Assurances.

(a)

Subject to the terms and conditions of this Agreement, each of Buyer and Seller will use commercially reasonable efforts to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings, other documents, certificates or agreements reasonably requested by Buyer) and to take such other actions as may be reasonably necessary to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document, to consummate the transactions contemplated by this Agreement and any other Transaction Document and to vest in Buyer all of Seller’s rights and obligations (whether joint, several or joint and several) in and to the Assigned Rights, free and clear of all Liens, except those Liens created in favor of Buyer pursuant to the Protective Rights Agreement.

(b)

Except for disputes between the Parties, each of Buyer and Seller shall cooperate and provide assistance as reasonably requested by the other Party (at the reasonable expense of the requesting Party) in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the Execution Date) to which any Party or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement or any other Transaction Document, and the Assigned Rights, the License Agreement, or the transactions described herein or therein. Without limiting the generality of the preceding provision (but, in the case of Seller, subject to its confidentiality obligations under the License Agreement), each Party shall provide promptly to the other Party copies of all correspondence, reports, notices or other information sent by or on behalf of such Party to, or received by or on behalf of such Party from, Licensee, in any litigation, arbitration or other proceeding relating to the Assigned Rights; it being understood that a Party’s failure to provide such information shall not limit any otherwise applicable indemnification obligations under this Agreement of the other Party other than to the extent of any final non-appealable order of a court of competent jurisdiction finding that a Loss was incurred by such other Party as a result of such failure to provide such information.  In particular but without limitation, Seller shall,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

upon the reasonable request of Buyer, be available and cooperate in reasonable respects with Buyer in connection with the Assigned Rights.

Section 5.06Notice by Seller.

Seller shall provide Buyer with written notice as promptly as practicable after becoming aware of any of the following:

(a)	the occurrence of an Insolvency Event with respect to Seller or Seller Parent or the occurrence of any equivalent event with respect to Licensee;
(b)	any breach or default by Licensee of the License Agreement of which Seller has Knowledge; and
(c)

any written notice, report or other communication, together with copies of the same, received from or on behalf of the Licensee with respect to the Royalty Interest or any of the other Assigned Rights.

Section 5.07Patent Rights.

(a)

Seller and Buyer acknowledge that the Licensee has the first right under the License Agreement to prosecute, maintain, defend, enforce and pursue actions with respect to the Territory Patent Rights and nothing herein shall alter or modify Licensee’s rights.  Subject expressly to the foregoing and solely to the extent Seller has any such rights and responsibilities under the License Agreement, Seller shall at Buyer’s sole cost and expense (i) use commercially reasonable efforts to prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to (A) diligently prosecute and maintain the Territory Patent Rights and (B) diligently defend or assert the Territory Patent Rights against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in Japan (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference); and (ii) not disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, the Territory Patent Rights. In no event shall Seller be responsible for any act or failure to act by Licensee in respect of Territory Patent Rights.

(b)

Seller and Buyer acknowledge that Licensee has the first right under the License Agreement to defend against infringement claims of Third Parties with respect to the Development, Commercialization or Manufacture (each as defined in the License Agreement) of Elobixibat in Japan and to obtain licenses to any intellectual property of a Third Party necessary to do so, and nothing herein shall alter or modify Licensee’s rights.  Subject expressly to the foregoing and solely to the extent Seller has any such rights and responsibilities under the License Agreement, in the event that Seller becomes aware that the Development, Commercialization or Manufacture (each as defined in the License Agreement) of Elobixibat in Japan infringes or violates any Third Party intellectual

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

property, Seller shall promptly use commercially reasonable efforts to attempt to secure the right to use such intellectual property on behalf of itself and shall pay all costs and amounts associated with obtaining any such license, without any reduction in the Royalty Interest.

Section 5.08Negative Covenants.

Neither Seller Parent nor Seller shall, nor shall Seller Parent permit any of its Subsidiaries to, without the prior written consent of Buyer:

(a)

forgive, release or reduce any amount, or delay or postpone (other than on a commercially reasonable basis) any amount, owed to Seller or its Affiliates constituting the Royalty Interest or the Royalty Interest Payments;

(b)

create, incur, assume or suffer to exist any Lien, upon or with respect to the Royalty Interest or the right to receive Royalty Interest Payments, or agree to do or suffer to exist any of the foregoing, except for any Lien or agreements in favor of Buyer granted under or pursuant to the Protective Rights Agreement;

(c)	waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting the Assigned Rights;
(d)

amend, modify, restate, cancel, supplement, terminate or waive any provision of the License Agreement with respect to commercialization of Products in Japan, or grant any consent thereunder with respect to commercialization of Products in Japan, or agree to do any of the foregoing, where such amendment, restatement, cancelation, supplement, termination, waiver or consent either (i) expressly modifies the timing or amount of Royalty Interest Payments or the Exploitation of Products in Japan or (ii) has the purpose, in whole or in part, of modifying either the timing or amount of the Royalty Interest Payments or the Exploitation of Products in Japan;

(e)	sell, lease, license, transfer or assign (or attempt to do any of the foregoing) all or any portion of the Territory Patent Rights;
(f)

expressly consent to the admission of invalidity of any Territory Patent Rights pursuant to Section 8.8 of the License Agreement without the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed; or

(g)

directly or indirectly, launch, license, sell, commercialize, distribute, assign or sell rights to any Restricted Product in Japan or intellectual property claiming any Restricted Product in Japan during the Term.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.09Future Agreements.

Neither Seller nor Seller Parent shall enter into, nor shall Seller Parent permit any of its Subsidiaries to enter into, any agreement that would reasonably be expected to result in a Material Adverse Effect without Buyer’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.  For the purposes of this Section 5.09, Buyer shall respond to any request for a consent as soon as reasonably practicable, but in any event no later than 5 Business Days after any request for such consent.

Section 5.10Records; Access.

(a)	During the Term and for a period of two years thereafter, Seller shall maintain Royalty Reports received by Seller from Licensee.
(b)	During the Term:
(i)

Buyer and its representatives shall have the right, from time to time during normal business hours and upon at least 15 Business Days’ prior written notice to Seller, but no more frequently than one time per calendar year without cause, as determined by Buyer in its reasonable discretion, and no more than one time with respect to each Fiscal Quarter, to visit the offices and properties of Seller and Seller Parent where Royalty Reports received by Seller from Licensee and books and records relating or pertaining to the Royalty  Interest and License Agreement are kept and maintained and to inspect and make extracts from and copies of such books and records;

(ii)

all information furnished or disclosed to Buyer or any of its representatives in connection with any inspection shall constitute Confidential Information of Seller and shall be subject to the provisions of Section 5.03; and

(iii)

subject to its confidentiality obligations under the License Agreement, Seller shall deliver to Buyer all Royalty Reports and all such other information and data relating or pertaining to the Royalty Interest Payments, the Royalty Interest and the Assigned Rights that Seller has in its possession or control as Buyer shall reasonably request, promptly upon such request.

(c)

Subject to Seller’s confidentiality obligations under the License Agreement, Seller Parent shall on, no more frequently than semi-annual basis if requested by Buyer, cause such of the officers of Seller Parent as shall be reasonably identified by Buyer in such request to participate in a conference call with Buyer at a mutually acceptable time for the purpose of discussing commercialization of Products in Japan and the Assigned Rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.11Amended Disclosure.

At least five days prior to the anticipated Subsequent Closing, Seller shall deliver to Buyer amendments to the Seller Disclosure Schedule with respect to any event or matter which occurs after the Execution Date in respect of a Subsequent Closing Representation, if any, or confirm in writing that Seller makes no amendments to the Seller Disclosure Schedule in respect of a Subsequent Closing Representation.  With respect to any amendment of the Seller Disclosure Schedule (and the underlying events with respect to such disclosure), if such disclosure and underlying event would constitute or reasonably be expected to result in a Material Adverse Effect (disregarding for this purpose each use of the word “material” contained in the definition thereof), Buyer shall have the right to terminate this Agreement.  If Buyer does not exercise its right to terminate this Agreement within 10 days, Buyer shall be deemed to have waived its right to terminate this Agreement with respect to such event or matter and the Subsequent Closing Representation shall be deemed to have been qualified as set forth in the amended Seller Disclosure Schedule for purposes of satisfying the conditions to the Subsequent Closing set forth in Section 6.01(b).

Section 5.12Payment Direction and Confidentiality Letter; Deposit Account

(a)

Within 10 Business Days after the Closing, Seller shall deliver to Licensee the Payment Direction and Confidentiality Letter executed by Seller in accordance with Section 12.4 of the License Agreement and also by e-mail (with the Payment Direction and Confidentiality Letter attached thereto as a PDF attachment) and such e-mail shall include a request that Licensee confirm receipt thereof by reply e-mail.

(b)	As soon as reasonably practicable, but in no event later than 30 Business Days after Closing, Seller and Buyer shall enter into the Deposit Account Agreement as contemplated in Section 2.02(a).

Section 5.13Subsequent Withholding Tax.

In the event that any Party believes that a Subsequent Withholding Tax has been or will be applied to any payment due to Buyer pursuant to the License Agreement or this Agreement, the Parties shall (a) promptly meet and discuss such actual or potential Subsequent Withholding Tax in good faith and (b) cooperate in reasonable respects with the objective of eliminating such actual or potential Subsequent Withholding Tax or minimizing its effect on the affected Party, such cooperation to include, if applicable, agreeing to modify among the Parties or Licensee the actual payor of such payment to Buyer.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article VI.

CONDITIONS PRECEDENT

Section 6.01Conditions Applicable to Buyer.

(a)

Closing.  The obligations of Buyer to effect the Closing shall be subject to the satisfaction of the following conditions, as of the Closing Date, any of which may be waived in writing by Buyer in its sole discretion:

(i)	The Assignment shall have been executed and delivered by Seller to Buyer and the Licensee Consent shall have been executed and delivered to Buyer, and Buyer shall have received the same.
(ii)	The Protective Rights Agreement shall have been duly executed and delivered by Seller.
(iii)	Buyer shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Seller, substantially in the form set forth in Exhibit E-1.
(iv)	Buyer shall have received an opinion of Advokatfirman Vinge KB, counsel to Seller, substantially in the form set forth in Exhibit E-2.
(b)

Subsequent Closing.  The obligations of Buyer to effect the Subsequent Closing and make the Approval Payment pursuant to Section 2.01(c)(i), shall be subject to the satisfaction of the following conditions, as of the Subsequent Closing Date, any of which may be waived in writing by Buyer in its sole discretion:

(i)	Seller shall have provided to Buyer evidence reasonably satisfactory to Buyer of the Approval.
(ii)

At the Subsequent Closing, (A) the Subsequent Closing Representations (other than Section 3.08(b)), as amended pursuant to Section 5.11, if applicable, shall be true, correct and complete in all respects, and (B) the Subsequent Closing Representations in Section 3.08(b), as amended pursuant to Section 5.11, if applicable, shall be true, correct and complete except where the failure to be true, correct or complete would not reasonably be expected to have a Material Adverse Effect; and Seller shall have delivered to Buyer a certificate dated as of the Subsequent Closing Date and executed by an officer of Seller expressly confirming that this condition has been met.

(iii)	Seller shall have complied in all material respects with its obligations hereunder and under the other Transaction Documents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	The Payment Direction and Confidentiality Letter and the Deposit Account Agreement shall have been executed by Seller and delivered by Seller to Buyer, and Buyer shall have received the same.
(v)	The Kreos Pledge shall have been released.
(c)

Milestone Closing.  The obligations of Buyer to effect the Milestone Closing and make the Sales Milestone Payment pursuant to Section 2.01(c)(ii), shall be subject to the satisfaction of the following condition, as of the Milestone Closing Date, which may be waived in writing by Buyer in its sole discretion: Seller (or Licensee) shall have provided to Buyer evidence reasonably satisfactory to Buyer of the Sales Milestone Event in accordance with Section 2.01(c)(ii), together with any supporting documentation as reasonably requested by Buyer.

Section 6.02Conditions Applicable to Seller.

The obligations of Seller to effect the Closing shall be subject to the satisfaction of the following conditions, as of the Closing Date, any of which may be waived in writing by Seller in its sole discretion:

(a)	The representations and warranties of Buyer set forth in the Transaction Documents shall be true and correct in all material respects.
(b)	Buyer shall have complied in all material respects with its covenants set forth in the Transaction Documents.

Article VII.

TERMINATION

Section 7.01Termination; Events of Default.

(a)	Subject to Section 7.01(b), this Agreement may be terminated, effective upon the delivery of written notice prior to or at the Subsequent Closing:
(i)

by Buyer, if any of the conditions set forth in Section 6.01(b) shall not have been satisfied as of July 31, 2018 and Buyer has not waived such condition on or before July 31, 2018, provided Buyer has previously satisfied all of the conditions set forth in Section 7.01(b);

(ii)	by Buyer, pursuant to and in accordance with Section 5.11, provided Buyer has previously satisfied all of the conditions set forth in Section 7.01(b);
(iii)	by Seller, if: (A) Buyer is in breach or default of any of its payment obligations hereunder and fails to cure such breach within 15 days of receiving notice of such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

breach from Seller; or (B) Approval has not occurred by December 31, 2018 (the “Outside Date”);
(iv)

by Seller, if any of the conditions set forth in Section 6.02 shall not have been satisfied as of the Subsequent Closing Date (other than through or as a result of the failure by Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before the Subsequent Closing Date.

(b)

Notwithstanding anything in this Agreement to the contrary, Buyer shall have no right to terminate this Agreement, pursuant to Section 7.01(a)(i) or Section 7.01(a)(ii) unless Buyer first (i) executes and delivers to Seller a valid, binding and enforceable assignment in writing, in form and substance reasonably satisfactory to Seller, irrevocably assigning the Assigned Rights back to Seller (the “Reversion Assignment”), and (ii) provides to Licensee (with a copy to Seller) written instructions, in form and substance reasonably satisfactory to Seller, irrevocably directing Licensee to make all further payments under the License Agreement directly to Seller (the “Reversion Instructions”).  In the event Seller terminates this Agreement pursuant to Section 7.01(a)(iii) or Section 7.01(a)(iv), Buyer shall promptly, and in no event less than two (2) business of receiving such notice of termination, (A) tender to Seller a Reversion Assignment meeting all of the requirements set forth above and (B) provide to Licensee the Reversion Instructions meeting all of the requirements set forth above.  This Section 7.01(b) shall survive expiration or termination of this Agreement.

(c)

This Agreement shall terminate on the earliest to occur of (x) the date on which this Agreement is terminated by either Party pursuant to and in accordance with Sections 7.01(a) and, in the case of termination by Buyer, Section 7.01(b), (y) the Cap Date and (z) the License Expiration.

Section 7.02Effects of Expiration or Termination.

(a)	Upon expiration or termination of this Agreement for any reason, Buyer shall have no further rights in or to the Assigned Rights or under the License Agreement.
(b)

The expiration or termination of this Agreement for any reason shall not release either Party any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. Accordingly, if any obligations remain unpaid or any amounts are owed or any payments are required to be made by either Party to the other Party on or after the date on which this Agreement expires or is terminated, this Agreement shall remain in full force and effect until any and all such obligations, amounts or payments have been indefeasibly paid or made in accordance with the terms of this Agreement, and solely for that purpose.

(c)	Notwithstanding anything herein to the contrary, the termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

equity (including any enforcement of its rights under any of the Transaction Documents). The exercise of a right of termination shall not be an election of remedies.
(d)

ARTICLE 1 and Sections 2.02(d), 2.02(e), 2.03, 2.04, 5.03 and 5.10(a) (but, in the case of Section 5.10(a), only if the Subsequent Closing occurs), this Section 7.02 and ARTICLE VIII (but excluding Section 8.04 and Section 8.15) shall survive the termination of this Agreement for any reason, and Section 8.04 shall survive the termination of this Agreement for a period of one year. Except as otherwise provided in this Section 7.02, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

Article VIII.

MISCELLANEOUS

Section 8.01Survival of Representations and Warranties.

Each representation and warranty of the Parties contained herein and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect until the termination of this Agreement pursuant to Section 7.01(c).  Each covenant and obligation in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing until the earlier to occur of (x) the date on which such covenant and obligation is fully performed or satisfied and (y) the date that this Agreement is terminated; provided that Section 8.04 shall survive the termination of this Agreement for a period of one year. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to any Person out of or in connection with this Agreement will be deemed waived by any action or inaction of that Person (including consummation of the Closing, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

Section 8.02Notices.

All notices, consents, waivers and communications hereunder given by any Party to the other shall be in writing (including electronic mail) and delivered personally, by electronic mail, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

If to Buyer to:

HealthCare Royalty Partners III, L.P.

300 Atlantic Street, 6th Floor

Stamford, CT 06901

Attention:  John A. Urquhart
Email:  john.urquhart@hcroyalty.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a courtesy copy to (which shall not constitute notice):

HealthCare Royalty Partners III, L.P.

300 Atlantic Street, 6th Floor

Stamford, CT 06901

Attention:  Chief Legal Officer
Email:  royalty-legal@hcroyalty.com

and

Morgan, Lewis & Bockius LLP
1701 Market Street

Philadelphia, PA 19103

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

If to Seller or Seller Parent to:

Elobix AB

Albireo Pharma, Inc.

c/o Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, MA 02109

Attention; General Counsel

Email: pete.zorn@albireopharma.com

Email: jan.mattsson@albireopharma.com

with a courtesy copy to (which shall not constitute notice):

Mintz Levin Cohn Ferris Glovsky & Popeo, PC
666 Third Avenue

New York, NY 10017

Attention: Richard G. Gervase, Jr.

Email: rgervase@mintz.com

or to such other address or addresses as Buyer or Seller may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective five Business Days after dispatch (or, if earlier, upon receipt), (b) when sent by electronic mail, be effective upon receipt by the transmitting party of confirmation of complete transmission or return email or “read” receipt from the recipient, or (c) when delivered by an internationally recognized overnight courier or in person, be effective upon receipt when hand delivered.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.03Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Seller shall not be entitled to assign any of its obligations and rights under the Transaction Documents without the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed; provided, however, such consent shall not be required in connection with the merger or other business combination involving Seller or the assignment of Seller’s obligations and rights by operation of law, so long as, the Person with which Seller has merged or combined or which has acquired such assets of Seller has delivered evidence, in form and substance reasonably satisfactory to Buyer, to Buyer that such Person has assumed all of Seller’s obligations under the Transaction Documents.  Buyer may assign without consent of Seller any of its rights and obligations under the Transaction Documents without restriction, except that Buyer shall not be entitled to assign any of its obligations and rights under the Transaction Documents to a Restricted Person.  Any purported assignment in violation of this Section 8.03 shall be null and void.

Section 8.04Indemnification.

(a)

Seller and Seller Parent shall jointly and severally indemnify and hold each Buyer Indemnified Party harmless from and against any and all Losses incurred or suffered by any Buyer Indemnified Party arising out of (i) any breach of any representation, warranty or certification made by Seller or Seller Parent in any of the Transaction Documents, (ii) any breach of or default under any covenant or agreement by Seller or Seller Parent pursuant to any Transaction Document or the License Agreement, including any failure by Seller or Seller Parent to satisfy any of the Excluded Liabilities and Obligations, or (iii) any claims asserted by any Third Party to the extent based on action taken by Buyer at the express direction of Seller or Seller Parent pursuant to the terms of this Agreement, other than actions which Buyer would have been obligated to take even if Buyer had not been so directed by Seller or Seller Parent.  Notwithstanding the foregoing, except to the extent that the Licensee Consent is insufficient to allow Buyer to receive the Royalty Interest, no Buyer Indemnified Party shall be entitled to be indemnified for, or held harmless from, any Losses pursuant to Section 8.04(a)(i) to the extent such Losses are based on or result from the Licensee Consent being deficient in any way.

(b)

Buyer hereby indemnifies and holds each Seller Indemnified Party harmless from and against any and all Losses incurred or suffered by any Seller Indemnified Party arising out of (i) any breach of any representation, warranty or certification made by Buyer in any of the Transaction Documents, (ii) any breach of or default under any covenant or agreement by Buyer pursuant to any Transaction Document, or (iii) any claims asserted by any Third Party to the extent based on action taken by Seller at the express direction of Buyer pursuant to the terms of this Agreement, other than actions which Seller would have been obligated to take even if Seller had not been so directed by Buyer.

(c)	Third Party Claims. If any claim shall be brought or alleged against an indemnified party by a Third Party in respect of which indemnity is to be sought against an indemnifying

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

party pursuant to the preceding paragraphs (each, a “Third Party Claim”), the indemnified party shall, promptly, but in no event more than 20 days after receipt of notice of any such Third Party Claim, notify the indemnifying party in writing of such Third Party Claim, enclosing a copy of all papers served, if any; provided that the omission to timely notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.04 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party.  In case any such Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, unless such settlement includes an unconditional release of such indemnifying party from all liability on claims that are the subject matter of such proceeding.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any Third Party Claim in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)

Claims for Breach.  The only legal action that may be asserted by or on behalf of any Party with respect to an alleged breach of this Agreement or another Transaction Document or any other matter arising out of the transactions contemplated by this Agreement or another Transaction Document shall be an action to enforce or to recover Losses as an indemnification claim pursuant to this Section 8.04.  The Party asserting such a claim shall provide the other Party with written notice setting forth in detail the factual and legal basis for such claim, and the Party against whom such a claim is alleged shall thereafter have 60 days within which to cure the alleged breach or otherwise remedy

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the situation.  In the event the alleged breach is not cured or the situation is not otherwise remedied within such 60 day period, the non-breaching Party may initiate legal action to enforce its rights under this Agreement or another Transaction Document.  Without limiting the generality of the foregoing, no legal action based upon predecessor or successor liability, contribution, tort, strict liability or any statute, regulation or ordinance may be maintained by or on behalf of Buyer or any Buyer Indemnified Party with respect to any matter that is the subject of this Section 8.04.

(e)

Losses shall be (i) calculated net of actual recoveries received by or on behalf of Buyer or any Buyer Indemnified Party under insurance policies, risk sharing pools or similar arrangements (net of any actual collection costs and recoveries and deductibles) and (ii) reduced by any proceeds received from third parties, through indemnification, counterclaim or otherwise in compensation for the subject matter of an indemnification claim made hereunder.  Notwithstanding the foregoing, Buyer or any Buyer Indemnified Party may take any action against Seller or Seller Parent to enforce or recover Losses pursuant to the indemnification obligations of Seller or Seller Parent under this Section 8.04 without any requirement to take any action or exhaust any right or remedy against any other Person, provided that Buyer agrees that Seller and Seller Parent shall then be subrogated to any and all other rights of Buyer to recovery to the extent of such indemnification paid by Seller (but excluding interest amounts and withholding tax gross-up payments).  If any proceeds, benefits or recoveries are received by or on behalf an Buyer Indemnified Party with respect to Losses after Seller or Seller Parent has made an indemnification payment to an Buyer Indemnified Party with respect thereto and receipt of such proceeds, benefits or recoveries prior to such payment would have reduced the amount of such indemnification payment if received prior to such payment, then such Buyer Indemnified Party shall hold such amounts in trust for the benefit of Seller and, within three Business Days after receipt thereof, deliver such amounts (grossed up for any applicable withholding tax) to Seller by wire transfer of immediately available funds as directed by Seller.

(f)

After any final decision, judgment or award with respect to any claim for which indemnification is available under this Section 8.04 and for which Losses have been awarded by a court of competent jurisdiction and the expiration of the time in which to appeal therefrom, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party on account of any Claim for indemnification made pursuant to this Agreement with respect to such matter.

(g)	Notwithstanding anything to the contrary in this Agreement:
(i)

neither Seller nor Seller Parent shall have any liability under Section 8.04(a)(i) or Section 8.04(a)(ii) unless the aggregate liability for all Losses suffered by the Buyer Indemnified Parties under Section 8.04(a)(i) and Section 8.04(a)(ii) collectively exceeds [***], and then only to the extent of such excess; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)

Buyer shall not have any liability under Section 8.04(b)(i) or Section 8.04(b)(ii) unless the aggregate liability for all Losses suffered by the Seller Indemnified Parties under Section 8.04(b)(i) and Section 8.04(b)(ii) collectively exceeds [***], and then only to the extent of such excess.

(h)

Notwithstanding anything to the contrary in this Agreement, except to the extent actually paid to a Third Party in respect of a Third Party Claim, in no event shall either Party be liable under Section 8.04 for any indirect, consequential, special or punitive damages or loss of profits (other than Lost Profits that would not have occurred but for the breach or default by Seller or Seller Parent, or the action by Buyer at the express direction of Seller or Seller Parent, that gives rise to the obligation in respect thereof pursuant to Section 8.04(a)).

(i)

It is acknowledged and agreed by the Parties that (i) notwithstanding any Party’s right hereunder to seek recovery for Losses, nothing in this Agreement shall relieve such Party’s obligation to prove the amount and causation of such Losses at such time and (ii) nothing in this Agreement is intended to imply the mutual intent or agreement of the Parties as to the amount of Lost Profits that may be applicable, if any.

(j)

The Parties shall use commercially reasonable efforts to cooperate with each other in order to resolve or mitigate any claims indemnifiable under this Section 8.04.  Each Party shall respond to any claims in substantially the same manner it would respond to such claims in the absence of the indemnification provisions of this Agreement.  If any Party intentionally fails to make such commercially reasonable efforts to mitigate or resolve any such claim, then, notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify any Person for any portion of such indemnifiable loss that could reasonably be expected to have been avoided if such Party had made such efforts.

Section 8.05Independent Nature of Relationship; Taxes.

(a)

The relationship between Seller, on the one hand, and Buyer, on the other hand, is solely that of assignor and assignee, and neither Buyer, on the one hand, nor Seller, on the other hand, has any fiduciary or other special relationship with the other or any of their respective Affiliates, including Seller Parent.  For the avoidance of doubt, nothing in this Agreement shall be read to create any agency, partnership, association or joint venture of Seller (or any of its Affiliates, including Seller Parent) and Buyer (or any of its Affiliates) and each Party agrees not to refer to the other as a “partner” or the relationship as a “partnership” or “joint venture” or other kind of entity or legal form.

(b)	Except as otherwise contemplated herein, no Party shall at any time obligate the other Party, or impose on such other Party any obligation, in any manner or respect to any Third Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)

For United States federal, state and local tax purposes, Seller and Buyer shall treat the transactions contemplated by the Transaction Documents as a sale of the Assigned Rights.  The Parties hereto agree not to take any position that is inconsistent with the provisions of this Section 8.05(c) on any tax return or in any audit or other administrative or judicial proceeding unless otherwise required by law (including a good faith resolution of any tax audit).  If a Governmental Authority conducts an inquiry of Seller or Buyer related to this Section 8.05(c), the Parties shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 8.05(c).

(d)

Except as otherwise required by applicable law, any payments made by Seller (but, for clarity, not by Licensee) to Buyer under this Agreement shall be made without any deduction or withholding.  If any tax is required to be deducted or withheld by applicable law from or in respect of any payment to Buyer (the “Withholding Tax”), if such payment is from Seller (but, for clarity, not by Licensee) Seller shall deduct or withhold the Withholding Tax, pay the Withholding Tax to the relevant Governmental Authority and promptly provide Buyer an official receipt of such payment. In addition, Seller shall promptly notify Buyer in writing in the event that any deduction or withholding of the Withholding Tax is proposed by Seller, or proposed to Seller in writing by the actual payor of such payments or any Governmental Authority, with respect to any such payments hereunder and, to the extent within its rights under the License Agreement, Seller shall cooperate with Buyer in reasonable respects in obtaining any available reduction or exemption from such deduction or withholding. If any Indemnified Withholding Tax is imposed, the sum payable to Buyer shall be increased and paid by Seller or any of its Affiliates as necessary so that after all required deductions and withholdings of such Indemnified Withholding Tax have been made by Seller or the actual payor (including any deduction and withholding attributable to the additional payments under this Section 8.05(d)), Buyer receives an amount equal to the amount it would have received had no such deductions or withholdings been made. As provided in Section 2.02(e), any Withholding Tax (other than the excess of (i) any Subsequent Withholding Tax in respect of the applicable payments, subject to Section 5.13, over (ii) the amount of any tax benefit, offset or credit to Buyer as a result of such Subsequent Withholding Tax) deducted or withheld from any payment due to Buyer pursuant to the License Agreement or this Agreement shall, for purposes of this Agreement, be considered received by Buyer.

Section 8.06Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements (including [***] the Confidentiality Agreement), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof (other than Section 8.04 for Buyer Indemnified Parties and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Seller Indemnified Parties), is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 8.07Amendments; No Waivers.

(a)

This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of both Parties.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b)

No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)

No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 8.08Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Neither Party shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or the other.

Section 8.09Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 8.10Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.  Any counterpart may be executed by facsimile or .pdf signature and such facsimile or .pdf signature shall be deemed an original.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.11Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.12Expenses.

Except to the extent reflected in the Approval Payment, if any, pursuant to Section 2.01(c)(i) and except as provided in the second sentence of this Section 8.12, each of Buyer and Seller will pay its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement. If (a) this Agreement is terminated on or before March 31, 2018, (b) Seller enters into a transaction to effect, a sale, transfer, assignment or other disposition of its interest in a material portion of the Royalty Interest with any party other than Buyer or its affiliates and (c) Buyer submits Buyer Expenses to Seller no later than 30 days following the completion of such transaction, Seller shall reimburse Buyer for Buyer Expenses within 10 Business Days following the later of (i) completion of such transaction or (ii) Buyer’s submission of Buyer Expenses to Seller.

Section 8.13Governing Law; Jurisdiction.

(a)

This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof that would apply any other law.  Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York located in New York City (Borough of Manhattan) and the federal district court for the Southern District of New York located in New York City (Borough of Manhattan) with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Party hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(b)

Each Party hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 8.13 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement.  Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.14Waiver of Jury Trial.

Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document.  This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 8.15Representations of Seller Parent.

Seller Parent hereby represents and warrants to Buyer that the following representations are true and complete as of the Execution Date:

(a)

Organization.  Seller Parent is a corporation formed and validly existing under the laws of the State of Delaware, and has all legal powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents.

(b)

Authorizations.  Seller Parent has all necessary legal power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  None of the execution and delivery by Seller Parent of the Transaction Documents, the performance by Seller Parent of any of the obligations to be performed by it hereunder or thereunder, or the consummation by Seller Parent of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person.

(c)	Enforceability. Once signed by Seller Parent, the Transaction Documents will have been duly authorized, executed and delivered by Seller Parent and, assuming signed by all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other Parties, each Transaction Document will then constitute the valid and binding obligation of Seller Parent, enforceable against Seller Parent in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d)

Conflicts.  Neither the execution and delivery by Seller Parent of any of the Transaction Documents nor the performance or consummation of the transactions contemplated thereby (including the assignment to Buyer of the Royalty Interest) to be performed or consummated by Seller Parent will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, in any case, applicable to the Royalty Interest; or (B) any contract, agreement, commitment or instrument to which Seller Parent is a party; (ii) except for the filing of the UCC-1 financing statements required hereunder (or under the Protective Rights Agreement) require an notification to, filing with, or consent of, any Person or Governmental Authority; (iii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller Parent or any other Person as such right or obligation relates to the Royalty Interest or the Royalty Interest Payments or to a loss of any benefit relating to the Royalty Interest or the Royalty Interest Payments; or (iv) result in the creation or imposition of any Lien on any the Royalty Interest or the Royalty Interest Payments.

[SIGNATURE PAGE FOLLOWS]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SELLER:	ELOBIX AB

	By:	/s/ Jan Mattsson
Name: Jan Mattsson
Title: Managing Director

SELLER PARENT:	ALBIREO PHARMA, INC.

	By:	/s/ Ron Cooper
Name: Ron Cooper
Title: President & CEO

BUYER:	HealthCare Royalty Partners III, L.P.

By: HealthCare Royalty GP III, LLC, its general partner

	By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.